Exhibit 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PRSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the this quarterly report of MoliChem Medicines, Inc. on Form 10-QSB for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on or about the date hereof, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.
The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MoliChem Medicines, Inc. as of, and for, the periods presented in this report.

Date: November 14, 2002	By:	/s/ Luis Molina
Luis Molina, Ph.D. Chief Executive Officer

/s/ Richard E. Martin
Richard E. Martin Chief Financial Officer